UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         August 29, 2012

TRANSAX INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-27845 (Commission File Number)	90-0287423 (IRS Employer Identification No.)

South Part 1-101, Nanshe Area, Pengnan Industrial Park, North Yingbinbei Road, Waisha Town, Longhu District, Shantou, Guangdong, China	515023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 754 83238888

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

As previously reported in our Current Report on Form 8-K as filed on August 17, 2012, on August 16, 2012 the Board of Directors of Transax International Limited determined that the audited consolidated financial statements for the years ended December 31, 2011 and 2010 included in our Annual Report on Form 10-K for the year ended December 31, 2011, together with our unaudited consolidated financial statements for the three months ended March 31, 2012 and 2011 included in our Quarterly Report on Form 10-Q for the period ended March 31, 2012, could no longer be relied upon as a result of the retrospective application of a change in accounting principle.  Previously, all of our revenues were recognized on a gross reporting basis.  On August 16, 2012 our Board of Directors determined to change our revenue recognition policy for revenues associated with certain sales of products and to report such revenues on a net reporting basis.  We determined that these revenues did not meet the criteria for gross reporting pursuant to Accounting Standards Codification (ASC) 605-45-45.  We will continue to report revenues for sales of products which are not required to be reported on a net basis on a gross reporting basis pursuant to criteria outlined in ASC 605-45-45.  Our Quarterly Report on Form 10-Q for the period ended June 30, 2012 as filed on August 20, 2012 reflected this change in accounting policy retroactively applied.

Subsequent to such filing, on August 29, 2012 our Board of Directors determined that our unaudited consolidated financial statements for the three and six months ended June 30, 2012 and 2011 included in our Quarterly Report on Form 10-Q for the period ended June 30, 2012 could not be relied upon as certain revenues recognized in those periods which were recognized on a gross basis should have been recognized on a net basis in accordance with the change in our revenue recognition policy.  We expect to file an amendment to our Quarterly Report on Form 10-Q for the period ended June 30, 2012 containing restated consolidated statements of income, revised footnote disclosure an any other changes which may be necessitated by the restatement as soon as practicable.

Our Chief Financial Officer has discussed the matters disclosed in this report with Sherb & Co., LLP, our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Transax International Limited

Date: August 30, 2012	By: /s/ Wei Lin
Wei Lin, Chief Executive Officer and Chairman of the Board of Directors